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                                                                EXHIBIT 10.23(e)

                             FIRST AMENDMENT TO
                        FUJITSU INVESTMENT AGREEMENT

        This FIRST AMENDMENT TO FUJITSU INVESTMENT AGREEMENT (the "Amendment") is made this 28 day of April, 1995, between FUJITSU LIMITED, a Japanese stock company or kabushiki kaisha ("FUJITSU"), and ADVANCED MICRO DEVICES, INC., a Delaware corporation ("AMD").

                                  RECITALS
                                  --------

        WHEREAS, AMD AND FUJITSU are parties to an agreement entitled Fujitsu Investment Agreement (the "Agreement") dated March 26, 1993, which provides for the purchase by Fujitsu of common stock of AMD; and

        Whereas, the parties desire to amend the Agreement as more fully set forth below in this Amendment.

        NOW, THEREFORE, it is hereby AGREED that:

        1. The first sentence of Section 1.2 of the Agreement is amended in its entirety to read as follows:

        The AMD Shares shall be sold and purchased in nine (9) installments, as follows: (i) an initial sale and purchase of 500,000 shares (the "Initial Purchase") which was consummated within thirty (30) business days following the Effective Date of the Joint Venture Agreement, dated March 30, 1993, between the parties ("the Joint Venture Effective Date"); (ii) three (3) additional sales and purchases of 500,000 shares each, which were consummated prior to the last business day of the sixth (6th), twelfth (12th) and eighteenth (18th) months, respectively, following the Joint Venture Effective Date; and (iii) five additional sales and purchases [*] subject to Section 1.4, to be consummated prior to the last business day of the thirty-

                    [* Confidential Treatment Requested]
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        sixth (36th), forty-second (42nd), forty-eighth (48th), fifty-fourth
        (54th) and sixtieth (60th) months, respectively, following the Joint Venture Effective Date (all such sales and purchases other than the Initial Purchase being referred to herein and the "Subsequent Purchases," and individually as the "First Subsequent Purchase," through the "Eighth Subsequent Purchase" in accordance with their scheduled order of occurrence).

        2. Section 2.2(c) of the Agreement is amended in its entirety to read as follows:

           (c) Except as provided in subsections (d) and (e) below, the AMD Shares may not be resold or transferred except in the following manner. Up to [*] of the AMD Shares purchased in the Initial Purchase or any of the First through the Third Subsequent Purchases may be resold or transferred at any time after the [*] of the consummation of such purchase. Up to an additional [*] of such shares may be resold or transferred at any time after the [*] of the consummation of such purchase. Up to [*] of the AMD Shares purchased in any of the Fourth through the Eighth Subsequent Purchases may be resold or transferred at any time after the [*] of the consummation of such purchase. Up to an additional [*] of such shares may be resold or transferred at any time after the [*] of the consummation of such purchase.

        3. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. On and after the date of this Amendment, each reference to the Agreement in the Agreement itself or in any other agreement or document between the parties shall mean and be a reference to the Agreement as amended by this Amendment.

        4. This Amendment may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


                    [* Confidential Treatment Requested]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                                       FUJITSU LIMITED

                                       By  /s/ Masamichi Ogura
                                          --------------------------------------
                                            Masamichi Ogura

                                            Group Senior Vice President
                                       Its  Administration & Business Operations
                                            ------------------------------------
                                            Electronic Devices Group



                                        ADVANCED MICRO DEVICES, INC.

                                        By /s/ Marvin D. Burkett
                                           ------------------------------------
                                           Marvin D. Burkett
                                           Senior Vice President
                                           Chief Administrative Officer
                                           Chief Financial Officer and
                                             Treasurer


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